                                                                     Exhibit 5.1

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                                  [LETTERHEAD]

                                OCTOBER 28, 1996

Metromedia Fiber Network, Inc.
110 East 42nd Street
Suite 1502
New York, NY 10017

                         Metromedia Fiber Network, Inc.
                        Registration Statement Form S-1
                           Registration No. 333-

Ladies and Gentlemen:

    In connection with the above-captioned Registration Statement (the "Abbreviated Registration Statement"), filed today with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), which relates to the Registration Statement on Form S-1 (the "Registration Statement") (Registration No. 333-33653), which was declared effective earlier today by the Commission, we have been requested by Metromedia Fiber Network, Inc., a Delaware corporation (the "Company"), to furnish our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to the registration under the Act of 1,518,000 shares (including up to 198,000 shares to be sold upon exercise of the underwriters' over-allotment option) (the "Shares") of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock").

    In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including all amendments thereto filed on or prior to the date hereof), the form of the Underwriting Agreement for the sale of the Common Stock included as Exhibit 1.1 to the Registration Statement, originals, or copies certified or otherwise identified to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, each as in effect on the date hereof, and records of certain of the Company's corporate proceedings. We also have examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinions expressed below. In addition, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submited to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

    Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

    Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect.

    We hereby consent to the use of this opinion as an Exhibit to the Abbreviated Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus incorporated by reference in the Abbreviated Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                            Very truly yours,

                                /s/ PAUL, WEISS, RIFKIND, WHARTON &
                                GARRISON
                                ------------------------------------------
                                PAUL, WEISS, RIFKIND, WHARTON & GARRISON